Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
CENTERSPACE, LP, A NORTH DAKOTA LIMITED PARTNERSHIP

September 8, 2026

Pursuant to Article XI of the Amended and Restated Agreement of Limited Partnership of Centerspace, LP (f.k.a., IRET Properties), a North Dakota limited partnership (the “Partnership”), as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership, and the Second Amendment to the Amended and Restated Agreement of Limited Partnership, (the “Partnership Agreement”), Centerspace, Inc., a North Dakota corporation (f.k.a., IRET, Inc.), in its capacity as the General Partner of the Partnership, hereby amends the Partnership Agreement as follows (capitalized terms used but not defined in this amendment (this “Amendment”) have the respective meanings given to such terms in the Partnership Agreement):

1.            Amendment Article I – Definition of “Act”.  The definition of “Act” in Article I of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“‘Act’ means the North Dakota Uniform Limited Partnership Act (Chapter 45-10.2 of the North Dakota Century Code), as it may be amended from time to time, and any successor statute.”

2.            Amendment to Section 6.01(a)(i). Section 6.01(a)(i) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“(i)         to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership, or to engage in the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;”

3.            Amendment to Article VII. The Partnership Agreement is hereby amended by adding a new Section 7.01(e) as follows:

“(e)       Notwithstanding Section 7.01(c) or anything else to the contrary in this Agreement, one or more of the General Partner and the Partnership (or, in each case, any successor thereof) may engage in a merger, consolidation, reorganization or other combination with or into another entity (i) in connection with a Transaction permitted by Section 7.01(c) or (ii) if otherwise approved by (1) the General Partner and (2) Partners collectively holding a Percentage Interest of more than 50%; provided, that in the case of any merger, consolidation, reorganization or other combination of the Partnership pursuant to clause (ii), each holder of Partnership Units (other than IRET and the General Partner) shall receive, or shall be given the option to receive, for each Partnership Unit held by such holder consideration equal in value to the greatest consideration received in such transaction in respect of one Partnership Unit held by IRET and the General Partner.”

4.           Confirmation of Governing Act. The Partnership was formed on January 31, 1997 under former Chapter 45-10.1 of the North Dakota Century Code, which has been repealed. The General Partner, on behalf of the Partnership, hereby acknowledges and confirms that, pursuant to Section 45-10.2-03 of the North Dakota Century Code, the Partnership has been governed by Chapter 45-10.2 of the North Dakota Century Code since January 1, 2006, and hereby adopts and ratifies Chapter 45-10.2 of the North Dakota Century Code as the Act governing the Partnership. Each reference in the Partnership Agreement to the “Act” or to Chapter 45-10.1 of the North Dakota Century Code shall be deemed a reference to Chapter 45-10.2 of the North Dakota Century Code, as it may be amended from time to time, and any successor statute.

5.          Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms. From and after the execution of this Amendment by the parties hereto, any reference to the Partnership Agreement, and each reference in the Partnership Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words, shall be deemed to be a reference to the Partnership Agreement as amended by this Amendment. Each reference in the Partnership Agreement, as amended hereby, to “the date of this Agreement,” “the date hereof” or any similar reference shall continue to refer to February 27, 2019. This Amendment shall be binding upon and inure to the benefit of the Partnership and all Partners and their respective successors and assigns.

6.         Miscellaneous. Sections 12.04 (Severability), 12.07 (Headings), 12.08 (Counterparts) and 12.09 (Governing Law) of the Partnership Agreement shall apply to this Amendment, mutatis mutandis, and are incorporated by reference as if fully set forth herein.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

CENTERSPACE, INC., a North Dakota corporation, in its capacity as the General Partner

By:	/s/ Anne Olson
Name:	Anne Olson
Title:	President and Chief Executive Officer

[Signature Page to Amendment to A&R Agreement of Limited Partnership of Centerspace, LP]